Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

     We have issued our report dated March 12, 2012, with respect to the consolidated financial statements and schedule included in the Annual Report on Form 20-F for the year ended December 31, 2012 of Stratasys Ltd. (formerly Stratasys, Inc.) which is incorporated by reference in this Registration Statement. We hereby consent to the incorporation by reference of said report in the Registration Statement of the aforementioned report.

/s/ Grant Thornton LLP

Minneapolis, Minnesota

September 2, 2013

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